                                EXHIBIT INDEX


9. Opinion of counsel and consent to its use as the legality of the securities being registered.

10.      Consent of Independent Registered Public Accounting Firm.

13. RiverSource Life Insurance Company Power of Attorney to sign Amendments to this Registration Statement dated Jan. 2, 2007.